Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE MADISON SQUARE GARDEN ENTERTAINMENT CORP. STOCKHOLDERS LITIGATION	CONSOLIDATED C.A. No. 2021-0468-LWW

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING,

AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this Notice.

This is not a solicitation from a lawyer.

TO: ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF SPHERE ENTERTAINMENT CO. F/K/A MADISON SQUARE GARDEN ENTERTAINMENT CORP. STOCK AS OF THE CLOSE OF BUSINESS ON JUNE 1, 2023 (“CURRENT SPHERE STOCKHOLDERS”).

The purpose of this Notice is to inform you of: (i) the pendency of the above-captioned stockholder derivative action (the “Action”), which was maintained by plaintiff Hollywood Firefighters’ Pension Fund (“Plaintiff”), on behalf of and for the benefit of Sphere Entertainment Co. f/k/a Madison Square Garden Entertainment Corp. (“Sphere” or the “Company”), in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to Court approval, as provided in the Stipulation and Agreement of Settlement, Compromise, and Release, dated April 19, 2023 (the “Stipulation”); (iii) the hearing that the Court will hold on August 14, 2023 at 11:00 a.m. to determine whether to approve the proposed Settlement and to consider the application by Plaintiff’s Co-Lead Counsel, on behalf of Plaintiff’s Counsel,1 for an award of attorneys’ fees and litigation expenses; and (iv) Current Sphere Stockholders’ rights with respect to the proposed Settlement and Plaintiff’s Co-Lead Counsel’s application for attorneys’ fees and expenses.2

[1]

Plaintiff’s Counsel consist of the law firms of Block & Leviton LLP, Bernstein Litowitz Berger & Grossmann LLP, Friedman Oster & Tejtel PLLC, Kessler Topaz Meltzer & Check, LLP, and Klausner, Kaufman, Jensen & Levinson, P.A.

[2]

All capitalized terms not otherwise defined in this Notice shall have the meanings provided in the Stipulation, which is available in the Investor Relations section of Sphere’s website, investor.sphereentertainmentco.com.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED

SETTLEMENT OF THIS ACTION.

The Stipulation was entered into as of April 19, 2023, between and among (i) Plaintiff; (ii) defendants James Dolan, Charles F. Dolan, Charles P. Dolan, Kristin A. Dolan, Marianne Dolan-Weber, Paul J. Dolan, Quentin F. Dolan, Ryan T. Dolan, Thomas C. Dolan, Martin Bandier, Matthew C. Blank, Joseph J. Lhota, Frederic V. Salerno, Brian G. Sweeney, John L. Sykes, Vincent Tese, and Isiah L. Thomas III (collectively, the “Director Defendants” and each a “Director Defendant”); and (iv) nominal defendant Sphere (together with the Director Defendants, “Defendants” and, together with Plaintiff and the Director Defendants, the “Parties” and each a “Party”), subject to Court approval pursuant to Court of Chancery Rule 23.1.

As described in paragraph 41 below, the Settlement provides for a cash payment totaling $85 million (the “Settlement Amount”), which, after deducting any fee and expense award to Plaintiff’s Counsel and any required taxes, tax expenses, and any other fees incurred by the Escrow Account, will be paid to Sphere.

Because the Action was brought as a derivative action, which means that it was brought on behalf of and for the benefit of Sphere, the benefits from the Settlement will go to Sphere. Individual Sphere stockholders will not receive any direct payment from the Settlement.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Sphere stockholders’ legal rights.

2. In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiff has filed suit against the Director Defendants on behalf of and for the benefit of Sphere.

3. The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiff’s Co-Lead Counsel for an award of attorneys’ fees and expenses (the “Settlement Hearing”). See paragraphs 47 to 55 below for details about the Settlement Hearing, including the location, date, and time of the hearing.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

4. On March 26, 2021, Sphere (then known as Madison Square Garden Entertainment Corp. or “MSGE”) and MSG Networks Inc. (“MSGN”) jointly announced that they had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 25, 2021. Pursuant to the Merger Agreement, a wholly owned subsidiary of MSGE would merge with and into MSGN, with MSGN surviving as a wholly owned direct subsidiary of MSGE (the “Merger”). Subject to the Merger Agreement, each outstanding share of Class A common stock of MSGN would be converted into the right to receive 0.172 shares of Class A common stock of MSGE, and each outstanding share of Class B common stock of MSGN would be converted into the right to receive 0.172 shares of Class B common stock of MSGE.

5. On April 26, 2021, pursuant to 8 Del. C. § 220, Plaintiff served a demand for inspection of books and records on MSGE, seeking books and records relating to the negotiation and approval of the Merger.

6. On April 19, 2021, pursuant to 8 Del. C. § 220, James R. Gould, Jr. served a demand for inspection of books and records on MSGE, seeking books and records relating to the negotiation and approval of the Merger.

7. On May 21, 2021, pursuant to 8 Del. C. § 220, City of Miramar Retirement Plan and Trust for General Employees, and City of Miramar Management Retirement Plan served a demand for inspection of books and records on MSGE, seeking books and records relating to the negotiation and approval of the Merger.

8. On June 2, 2021, MSGE filed an amended preliminary Form S-4 registration statement with the United States Securities and Exchange Commission (the “SEC”) in connection with the Merger.

9. On June 4, 2021, MSGE and MSGN filed a joint proxy statement/prospectus with the SEC pursuant to Rule 424(b)(3) of the Securities Act of 1933 in connection with the Merger.

10. On May 27, 2021, plaintiffs Hollywood Firefighters’ Pension Fund and James R. Gould, Jr. (collectively, the “Hollywood Plaintiffs”) filed a Verified Class Action and Derivative Complaint against Defendants and MSGN for breaches of fiduciary duty in their capacities as directors, officers, and/or controlling stockholders of the Company and for statutory violations of 8 Del. C. § 203 (the “Hollywood Action”).

11. Also on May 27, 2021, the Hollywood Plaintiffs filed a Motion for Expedited Proceedings to conduct discovery on an expedited basis in advance of their forthcoming motion to enjoin the Merger.

12. On June 8, 2021, the Hollywood Plaintiffs served Plaintiffs’ First Request for Production of Documents Directed to all Defendants and Plaintiffs’ First Set of Interrogatories Directed to all Defendants.

13. On June 10, 2021, the Hollywood Plaintiffs filed a Motion for Preliminary Injunction to preliminarily enjoin the Merger. The Hollywood Plaintiffs filed their opening brief in support of the Motion for Preliminary Injunction on June 15, 2021. Defendants filed their Answering Brief in Opposition to Plaintiffs’ Motion for a Preliminary Injunction on June 25, 2021. The Hollywood Plaintiffs filed their reply brief on June 27, 2021.

14. On July 1, 2021, the Court held oral argument on the Hollywood Plaintiffs’ Motion for a Preliminary Injunction.

15. On July 2, 2021, the Court denied the Hollywood Plaintiffs’ Motion for a Preliminary Injunction.

16. On July 9, 2021, the Merger closed.

17. On August 11, 2021, Plaintiffs City of Miramar Retirement Plan and Trust for General Employees and City of Miramar Management Retirement Plan filed a Verified Class Action and Stockholder Derivative Complaint asserting claims for breaches of fiduciary duty arising from Defendants’ actions in connection with entering into the Merger Agreement (the “Miramar Action”).3

18. On September 10, 2021, the Court consolidated the Hollywood and Miramar Actions.

19. On September 10, 2021, Plaintiff served its Second Request for Production of Documents Directed to all Defendants and Plaintiffs’ Second Set of Interrogatories Directed to all Defendants. Plaintiff served a Third Request for Production of Documents Directed to all Defendants on September 7, 2022. Plaintiff served a Third Set of Interrogatories to MSGE on October 12, 2022.

20. On October 11, 2021, Plaintiff filed the Verified Consolidated Derivative Complaint (the “Complaint”), asserting claims against the Director Defendants for breaches of fiduciary duty in their capacities as directors, officers, and/or controlling stockholders of MSGE arising from the Director Defendants’ alleged actions in connection with entering into the Merger.

21. On December 30, 2021, the Director Defendants and nominal defendant MSGE filed their answers to the Complaint.

22. Defendants served responses and objections to Plaintiff’s Second Request for Production of Documents on December 16, 2021. Defendants served responses and objections to Plaintiff’s Second Set of Interrogatories on January 13, 2022, which were later supplemented by certain Defendants.

[3]

On March 1, 2022, City of Miramar Retirement Plan and Trust for General Employees and City of Miramar Management Retirement Plan merged to become the City of Miramar Consolidated Retirement Plan and Trust Fund.

23. Defendants served responses and objections to Plaintiff’s Third Request for Production of Documents on October 7, 2022. MSGE served responses and objections to Plaintiff’s Third Set of Interrogatories on November 11, 2022.

24. On February 22, 2022, Defendants served their First Request for Production of Documents Directed to all Plaintiffs and their First Interrogatories Directed to all Plaintiffs. Plaintiff served responses and objections to Defendants’ First Request for Production of Documents on April 8, 2022. Plaintiff served responses and objections to Defendants’ First Interrogatories on April 25, 2022, and served a supplemented response on July 14, 2022.

25. Between December 2021 and November 2022, Plaintiff served twenty subpoenas on third parties.

26. On July 27, 2022, Plaintiff City of Miramar Consolidated Retirement Plan and Trust Fund voluntarily dismissed its claims with prejudice as to itself only.

27. On November 30, 2022, Plaintiff James R. Gould, Jr. voluntarily dismissed his claims with prejudice as to himself only.

28. Plaintiff received 118,234 documents totaling 762,726 pages from Defendants and third parties in connection with document discovery in this Action. Plaintiff also produced 154 documents to Defendants in connection with discovery in this Action.

29. Between December 1, 2021 and November 15, 2022, Plaintiff filed eight motions to compel against various of the Defendants. Certain of these motions were resolved amongst the Parties after briefing, while others were ruled on by the Court after oral argument.

30. Between September 27, 2022 and February 28, 2023, Plaintiff took depositions of forty-two witnesses of Defendants, third-parties, and Defendants’ expert witnesses, often spanning multiple sessions. A representative of Plaintiff sat for a deposition on November 17, 2022. Plaintiff’s expert witnesses were deposed on February 20, 2023 and February 21, 2023.

31. On October 11, 2022, Defendants Joseph Lhota, John Sykes, Martin Bandier, Vincent Tese, and Isiah L. Thomas III sought leave from the Court to move for summary judgment. Plaintiff responded by letter opposing those requests on October 21, 2022. On January 23, 2023, the Court denied each of Defendant’s requests for leave to move for summary judgment.

32. On December 16, 2022, (i) Plaintiff served the Expert Report of James L. Canessa, and the Expert Report of Thomas E. Spock, and (ii) Defendants served the Expert Report of James Trautman, the Expert Report of Allen Ferrell, the Expert Report of David Carter, and the Expert Report of Susan E. Fine.

33. On January 30, 2023, Plaintiff served the Rebuttal Expert Report of James Canessa. Defendants served the Rebuttal Expert Report of James Trautman, the Rebuttal Expert Report of Allen Ferrell, and the Rebuttal Expert Report of Susan E. Fine.

34. On February 11 and 12, 2023, while preparation for trial was proceeding, Plaintiff’s Co-Lead Counsel and Defendants’ Counsel participated in an in-person, two-day mediation session before retired United States District Court Judge Layn R. Phillips (the “Mediator”). In advance of that session, Plaintiff and Defendants exchanged detailed mediation statements and exhibits, which addressed the issues of both liability and damages. The session ended without any agreement being reached.

35. On March 2, 2023, Plaintiff filed a Motion for an Adverse Inference.

36. On March 3, 2023, Plaintiff filed a Motion in Limine for Adverse Inference and to Preclude Evidence Regarding Value of Air Rights.

37. Following the in-person mediation session, Plaintiff’s Co-Lead Counsel and Defendants’ Counsel engaged in additional negotiations under the supervision and guidance of the Mediator. As a result of extensive, arm’s-length negotiations at and following the mediation session, the Parties reached an agreement in principle to settle the Action that was memorialized in a Settlement Term Sheet (the “Term Sheet”) executed on March 14, 2023.

38. The Term Sheet set forth, among other things, the Parties’ agreement to resolve the Action in exchange for a cash payment of $85 million (the “Settlement Amount”), subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers.

39. On April 19, 2023, the Parties entered into the Stipulation, which reflects the results of the Parties’ negotiations, and is intended to dismiss the Action with prejudice and to fully, finally, and forever compromise, discharge, settle, and release all Released Plaintiff’s Claims and Released Defendants’ Claims (defined below). In connection with settlement discussions and negotiations leading to the Settlement set forth in the Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiff’s Co-Lead Counsel for an award of attorneys’ fees and expenses.

40. On June 1, 2023, the Court entered the Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Current Sphere Stockholders and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

41. In consideration for the full settlement, satisfaction, compromise, and release of all Released Plaintiff’s Claims (defined in paragraph 44 below) against the Released Defendants’ Persons (defined in paragraph 44 below), all Released Defendants’ Claims (defined in paragraph 44 below) against the Released Plaintiff’s Persons (defined in paragraph 44 below), and the dismissal with prejudice of the Action, the Parties have agreed to the following:

a.

Not later than thirty (30) calendar days before the date of the Settlement Hearing, Defendants shall cause the Settlement Amount to be paid into an escrow account controlled by Sphere (the “Escrow Account”), subject to refund if the Settlement is terminated or cancelled pursuant to the Stipulation. Within two (2) business days after the deadline for payment of the Settlement Amount into the Escrow Account, Defendants’ Counsel shall confirm via email to Plaintiff’s Co-Lead Counsel that the Settlement Amount has been timely paid into the Escrow Account.

b.

Within five (5) business days of the Court’s entering the Judgment approving the Settlement, the Settlement Amount plus any interest earned thereon, less any Court-awarded attorneys’ fees and expenses paid or payable to Plaintiff’s Counsel or any Attorneys’ Fees and Expenses Reserve (as defined below), and less deductions for required taxes, tax expenses, and any other fees incurred by the Escrow Account, shall be transferred to the Company, subject to refund if the Settlement is terminated or cancelled pursuant to the Stipulation. To the extent that (i) the Court does not approve an award of attorneys’ fees and expenses at the same time that it enters the Judgment approving the Settlement or (ii) Plaintiff’s Co-Lead Counsel give reasonable notice to

Defendants’ Counsel that Plaintiff’s Co-Lead Counsel intend to appeal or seek reconsideration of any such award, then an amount equal to the attorneys’ fees and expenses award requested by Plaintiff’s Co-Lead Counsel shall remain in the Escrow Account (such set aside the “Attorneys’ Fees and Expenses Reserve”) until such a time as the Court (or court hearing an appeal as the case may be) approves or disapproves an attorneys’ fees and expenses award.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

42. Plaintiff, through Plaintiff’s Counsel, has conducted an extensive investigation and discovery relating to the claims and underlying events and transactions alleged in the Action. Plaintiff’s Counsel have analyzed the evidence adduced during their investigation and discovery and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto. In negotiating and evaluating the terms of the Settlement, Plaintiff and Plaintiff’s Counsel considered the significant legal and factual defenses to Plaintiff’s claims and the expense, length, and risk of pursuing their claims through trial and appeal. While Plaintiff brought its claims in good faith and continues to believe that its claims have merit, Defendants have consistently denied Plaintiff’s allegations, and vigorously argued that they acted appropriately and are not subject to liability or damages. In light of the substantial monetary recovery achieved by the Settlement, Plaintiff and Plaintiff’s Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Sphere. The Settlement provides substantial immediate benefits to Sphere without the risk that continued litigation could result in obtaining similar or lesser relief for Sphere after continued extensive and expensive litigation, including trial and the appeals that would likely follow.

43. Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiff in the Complaint, including any and all allegations of wrongdoing, allegations of liability, and the existence of any damages asserted in the Complaint or arising from the Action. Without limiting the generality of the foregoing, Defendants have denied, and continue to deny, that they have committed any breach of fiduciary duty, aided and abetted any breach of fiduciary duty, or violated any statutory duty whatsoever, and each Defendant expressly maintains that it has diligently and scrupulously complied with its statutory, fiduciary, and other legal duties. Nevertheless, to avoid the burden, expense, disruption, and distraction of further litigation, and without admitting the validity of any allegations made by Plaintiff in the Complaint, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

44. If the Settlement is approved, the Court will enter a Final Order and Judgment Approving Derivative Action Settlement (the “Judgment”). Pursuant to the Judgment, the Action will be dismissed with prejudice and the following releases will occur:

(a)	Without further action by anyone, upon the Effective Date of the Settlement:

i.

Plaintiff and the Company (except as to any release of the Company itself) shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged, and shall forever be barred and enjoined from commencing or prosecuting, the Released Plaintiff’s Claims against the Released Defendants’ Persons, or any of them; and

ii.

Defendants shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged, and shall forever be barred and enjoined from commencing or prosecuting, the Released Defendants’ Claims against the Released Plaintiff’s Persons, or any of them.

iii.

Nothing in the Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of the Stipulation or the Judgment. Further, no direct claims of any Sphere stockholder, other than direct claims of Plaintiff, are being released by the Settlement.

“Released Defendants’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule that arise out of or relate to the institution, prosecution, or settlement of the claims asserted in the Action, except for claims relating to the enforcement of the Settlement.

“Released Defendants’ Persons” means the Director Defendants, the Company, and any entity in which the Company has a controlling interest, as well as their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, committees, joint ventures, trustees, trusts, employees, immediate family members, heirs, insurers and reinsurers (in their capacities as such), consultants, experts, and attorneys.

“Released Plaintiff’s Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, federal, common, local, statutory, regulatory, foreign, or other law or rule, that Plaintiff (i) asserted in the Complaint or in any other complaint filed in the Action; or (ii) could have asserted derivatively on behalf of the Company, or that Plaintiff could have asserted directly, in the Complaint or in any other forum that arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in the Complaint or the settlement of the claims asserted in the Action, including claims arising out of or relating to the decision to enter into a merger transaction with MSG Networks, Inc., which transaction closed July 9, 2021, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Plaintiff’s Claims shall not cover, include, or release any direct claims of any Sphere stockholder other than Plaintiff or any claims of any former stockholder of MSGN, including without limitation any claims asserted in In re MSG Networks Inc. S’holder Class Action Litig., C.A. No. 2021-0575-LWW (the “MSGN Action”) or under the federal securities laws.

“Released Plaintiff’s Persons” means Plaintiff and Plaintiff’s Counsel.

“Unknown Claims” means any Released Plaintiff’s Claims which Plaintiff does not know or suspect to exist in its favor at the time of the release of such claims and any Released Defendants’ Claims which any Director Defendant or the Company does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiff’s Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiff, the Director Defendants, and the Company shall expressly waive any and all provisions, rights, and benefits conferred by California Civil Code §1542 and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiff, the Director Defendants, and the Company acknowledge that the foregoing waiver was separately bargained for and is a key element of the Settlement.

The “Effective Date” of the Settlement will be the first date by which all of the following events and conditions have been met and have occurred or have been waived:

a.	the Court has entered the Scheduling Order, substantially in the form set forth in Exhibit A to the Stipulation;

b.	Defendants have caused to be paid the Settlement Amount into the Escrow Account;

c.	the Parties have not exercised any right to terminate the Settlement; and

d.	the Court has approved the Settlement as described herein, following notice to Sphere stockholders and a hearing, and entered the Judgment and the Judgment has become Final.

By Order of the Court, pending final determination of whether the Settlement should be approved, (i) all proceedings in the Action, other than those necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court; (ii) all MSGE stockholders are barred and enjoined from commencing or prosecuting any action asserting any Released Plaintiff’s Claims against any Released Defendants’ Persons; and (iii) Sphere and the Director Defendants are barred and enjoined from commencing or prosecuting any action asserting any Released Defendants’ Claims against any Released Plaintiff’s Persons.

HOW WILL THE ATTORNEYS BE PAID?

45. Plaintiff’s Counsel have not received any payment for their services in pursuing the claims asserted in this Action, nor have Plaintiff’s Counsel been paid for their out-of-pocket expenses. Plaintiff’s Counsel invested their own resources in pursuing the claims asserted on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through this litigation. In light of the risks undertaken in pursuing this litigation on a contingency basis and the benefits created for Sphere through the Settlement and the prosecution of the claims asserted, Plaintiff’s Co-Lead Counsel intend, on behalf of Plaintiffs’ Counsel, to petition the Court for an award of attorneys’ fees and litigation expenses (the “Fee and Expense Application”) to be paid from (and out of) the Settlement Amount. Plaintiff’s Co-Lead Counsel’s Fee and Expense Application will seek an award of attorneys’ fees in a total amount not to exceed 28.5% of the Settlement Amount plus interest earned thereon, and payment of litigation expenses in a total amount not to exceed $1,560,000.

46. The Court will determine the amount of any attorney fee and expense award to Plaintiff’s Counsel (the “Fee and Expense Award”). Any Court-approved Fee and Expense Award will be paid from the Settlement Amount. Sphere stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

47. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before Vice Chancellor Lori W. Will on August 14, 2023, at 11:00 a.m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801.

48. At the Settlement Hearing, the Court will, among other things: (i) determine whether Plaintiff and Plaintiff’s Co-Lead Counsel have adequately represented the interests of Sphere; (ii) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Sphere, and should be approved by the Court; (iii) determine whether the Judgment should be entered dismissing the Action with prejudice against Defendants and settling, releasing, and enjoining prosecution of any and all Released Plaintiff’s Claims against the Released Defendants’ Persons; (iv) consider the application by Plaintiff’s Co-Lead Counsel for an award of attorneys’ fees and litigation expenses; (v) consider any objections to the Settlement and/or the application by Plaintiff’s Co-Lead Counsel for an award of attorneys’ fees and litigation expenses; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Sphere stockholders do not need to attend the Settlement Hearing.

49. Please Note: The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to Sphere stockholders. The Settlement Hearing may be converted to a hearing by telephone or video conference, in which case information about how to attend the hearing remotely will be provided on the docket and the “Investor Relations” section of Sphere’s website, investor.sphereentertainmentco.com. You should monitor the Court’s docket and the “Investor Relations” section of Sphere’s website, investor.sphereentertainmentco.com, before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiff’s Co-Lead Counsel as indicated in paragraph 56 below.

50. Any Current Sphere Stockholder who or which owns shares of Sphere common stock as of the close of business on June 1, 2023 and continues to own shares of Sphere common stock as of August 14, 2023, the date of the Settlement Hearing, may object to the Settlement and/or Plaintiff’s Co-Lead Counsel’s application for an award of attorneys’ fees and litigation expenses. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before July 31, 2023. Objections must also be served on Plaintiff’s Co-Lead Counsel and Defendants’ Counsel by hand, first class U.S. mail, or express service, at the addresses set forth below such that they are received on or before July 31, 2023.

Register In Chancery

Register in Chancery

Delaware Court of Chancery

Leonard L. Williams Justice Center

500 North King Street

Wilmington, DE 19801

Plaintiff’s Co-Lead Counsel:

Jason M. Leviton

Block & Leviton LLP

260 Franklin Street, Suite 1860

Boston, MA 02110

Jeroen van Kwawegen

Bernstein Litowitz Berger

& Grossmann LLP

1251 Avenue of the Americas

New York, NY 10020

J. Daniel Albert

Kessler Topaz Meltzer & Check, LLP

280 King of Prussia Road

Radnor, PA 19087

Defendants’ Counsel:

Ryan A. McLeod

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Counsel for Defendants (cont’d):

John J. Rosenberg

Rosenberg, Giger & Perala P.C.

152 West 57th Street, 18th Floor

New York, NY 10019

Maeve O’Connor

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, NY 10022

John L. Reed

DLA Piper LLP (US)

1201 North Market Street, Suite 2100

Wilmington, DE 19801

Brian T. Frawley

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

51. Any objections, filings, and other submissions must: (i) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the objector; (iii) state that the objection is being filed with respect to “In re Madison Square Garden Entertainment Corp. Stockholders Litigation, Consol. C.A. No. 2021-0468-LWW”; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (v) contain (1) documentation sufficient to prove that the objector owned shares of Sphere common stock as of the close of business on June 1, 2023, (2) documentation sufficient to prove that the objector continues to hold shares of MSGE common stock as of the date of filing of the objection, and (3) a statement that the objector will continue to hold shares of

Sphere common stock as of the date of the Settlement Hearing. Documentation establishing ownership of MSGE common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. The Parties are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of MSGE common stock.

52. Current Sphere Stockholders who or which continue to own shares of Sphere common stock as of the date of the Settlement Hearing may file a written objection without having to appear at the Settlement Hearing. Unless the Court orders otherwise for good cause shown, however, such persons may not appear at the Settlement Hearing to present their objections unless they first file and serve a written objection in accordance with the procedures described above.

53. Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Settlement Hearing in opposition to the approval of the Settlement and/or Plaintiff’s Co-Lead Counsel’s application for an award of attorneys’ fees and expenses, must also file a notice of appearance with the Register in Chancery and serve it on Plaintiff’s Co-Lead Counsel and Defendants’ Counsel at the addresses set forth in paragraph 50 above so that it is received on or before July 31, 2023. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

54. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court as described above.

55. Unless the Court orders otherwise for good cause shown, any person or entity who or which does not make his, her, or its objection in the manner set forth above will: (i) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement and/or Plaintiff’s Co-Lead Counsel’s application for an award of attorneys’ fees and litigation expenses; (ii) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the attorneys’ fees and expenses; and (iii) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement and/or the requested or awarded attorneys’ fees and expenses.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

56. This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For a more detailed statement of the matters involved in the Action, you may view a copy of the Stipulation in the “Investor Relations” section of Sphere’s website, investor.sphereentertainmentco.com. You may also inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. If you have questions regarding the Action or the Settlement, you may write or call Plaintiff’s Co-Lead Counsel at: Jason M. Leviton, Block & Leviton LLP, 260 Franklin Street, Suite 1860, Boston, MA 02110, (617) 398-5600, jason@blockleviton.com; Jeroen van Kwawegen, Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY 10020, (800) 380-8496, settlements@blbglaw.com; Daniel Albert, Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087, (610) 667-7706, dalbert@ktmc.com.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: June 1, 2023

BY ORDER OF THE COURT